Inpatient Rehabilitation – Patient Census Information • Inpatient rehabilitation patient census reached a low point on April 12, 2020 (Easter Weekend). • By the end of June 2020, patient census rebounded to 95% of pre-pandemic levels. • Patient census dipped in July 2020 primarily due to the ongoing effects of the COVID-19 pandemic, including staffing constraints in certain markets due to increased COVID-19 related community exposures. • In mid-August, patient census was 98% of pre-pandemic levels. 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Feb Mar Mar Mar Mar Mar Apr Apr Apr Apr Apr Apr May May May May Jun Jun Jun Jun Jul Jul Jul Jul Jul Aug Aug Aug 29 4 11 18 25 31 1 8 12 15 22 29 6 13 20 27 3 10 17 24 1 8 15 22 29 5 12 19 Day of

Home Health - Starts of Episodes (Includes Starts of Care and Recertifications) • Home health starts of episodes reached a low point the week ended April 12, 2020 (Easter Weekend). • By the end of June 2020, starts of episodes rebounded to pre-pandemic levels. • Home health starts of episodes decreased in July 2020 primarily due to the resurgence of COVID-19 cases and corresponding suspension of elective procedures in certain states. • In August, starts of episodes have been above pre-pandemic levels. 6,000 5,000 4,000 3,000 2,000 1,000 0 Mar Mar Mar Mar Mar Apr Apr Apr Apr May May May May May Jun Jun Jun Jun Jul Jul Jul Jul Aug Aug Aug 1 8 15 22 29 5 12 19 26 3 10 17 24 31 7 14 21 28 5 12 19 26 2 9 16 Week Ended

Hospice - Admissions • Hospice admissions experienced an initial drop in March 2020 but rebounded quickly. 300 285 270 267 250 257 250 236 239 197 200 150 100 50 0 Mar Mar Mar Mar Mar Apr Apr Apr Apr May May May May May Jun Jun Jun Jun Jul Jul Jul Jul Aug Aug Aug 1 8 15 22 29 5 12 19 26 3 10 17 24 31 7 14 21 28 5 12 19 26 2 9 16 Week Ended